UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

January 29, 2002 (January 24, 2002)

Date of Report (Date of earliest event reported)

PEOPLES ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Illinois	1-5540	36-2642766
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

24th Floor, 130 East Randolph Drive, Chicago, Illinois	60601-6207
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(312) 240-4000

None

(Former name or former address, if changed since last report)

Item 5. Other Events

Beginning with the first fiscal quarter of 2002, Peoples Energy Corporation (the "Company"), changed its method of accounting for oil and gas properties from the "Full Cost" method to the "Successful Efforts" method. Under APB 20, the change in accounting principle requires that financial results for prior periods be restated. The Successful Efforts method is considered to be the preferred method by the Financial Accounting Standards Board and the Securities and Exchange Commission and thus does not require a letter of preferability from the Company's auditors.

Under the Successful Efforts method, the cost of exploratory dry holes and other exploration costs are expensed in the period they occur, whereas under the Full Cost method these costs are capitalized and amortized over future production. The Successful Efforts method better reflects the Company's conservative strategy for oil and gas production, which is focused primarily on the acquisition of proved reserves and low to moderate risk drilling.

The adjustments and restated financial results are set forth by year in Exhibit 99 of this Form 8-K.

Item 7. Financial Statements and Exhibits

The following is filed as an exhibit to this report.

Exhibit
Number	Description
99	Pro forma presentation of prior years restated for change to successful efforts method of accounting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES ENERGY CORPORATION
(Registrant)

January 29, 2002	By: /s/ THOMAS A. NARDI
(Date)	Thomas A. Nardi
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99	Pro forma presentation of prior years restated for change to successful efforts method of accounting.